SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 10, 2003

SEITEL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)
0-14488		76-0025431
(Commission File Number)		(IRS Employer Identification No.)

10811 S. Westview Circle
Building C, Ste. 100.
Houston, Texas		77043
(Address of Principal Executive Offices)		(Zip Code)

(713) 881-8900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.	Other Events.

          This 8-K is being filed in connection with Seitel, Inc. entering into a Second Amendment to Third Standstill and Amendment Agreement dated as of April 10, 2003 with its Senior Noteholders. The Second Amendment to Third Standstill and Amendment Agreement amends the terms of Seitel's previously announced standstill agreement to require that the documents necessary for a restructuring of Seitel's Notes be completed by May 15, 2003. Previously, these documents were required to be completed by April 10, 2003.

          The foregoing description of the Second Amendment to Third Standstill and Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Third Standstill and Amendment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

          A copy of the press release announcing the execution of the Second Amendment to Third Standstill and Amendment Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 7.	Financial Statements and Exhibits

          (c)        Exhibits.

10.1

Second Amendment to Third Standstill and Amendment Agreement, dated as of April 10, 2003, by and among Seitel, Inc., various of its subsidiaries parties thereto and those Senior Noteholders of Seitel, Inc. parties thereto.

99.1	Press release of Seitel, Inc., dated April 10, 2003.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date:	April 11, 2003	SEITEL, INC.

		By:	/s/ Larry E. Lenig, Jr.
		Name:	Larry E. Lenig, Jr.
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit		Page

10.1	Second Amendment to Third Standstill and Amendment Agreement, dated as of April 10, 2003, by and among Seitel, Inc., various of its subsidiaries parties thereto and those Senior Noteholders of Seitel, Inc. parties thereto.	4

99.1	Press release of Seitel, Inc., dated April 10, 2003	25